EXHIBIT 21.1

LIST OF SUBSIDIARIES

United States Subsidiaries:

CardioDynamics International Corporation, a Delaware subsidiary

LumenVu, Inc., a Delaware subsidiary

Kesa Inc., a Delaware subsidiary

VisualSonics Corporation, a Delaware subsidiary

SonoSite Manufacturing LLC, a Delaware subsidiary

Foreign Subsidiaries:

Medis Medizinische Messtechnik GmbH, a German subsidiary

SonoSite, Ltd., a United Kingdom subsidiary

SonoSite France SARL, a French subsidiary

SonoSite GmbH, a German subsidiary

SonoSite Iberica, S.L., a Spanish subsidiary

SonoSite Italy S.r.l, an Italian subsidiary

SonoSite (Asia) Limited, a Hong Kong subsidiary

SonoSite Japan KK, a Japanese subsidiary

SonoSite Australasia Pty Limited, an Australian subsidiary

SonoSite Canada, Inc., a Canadian subsidiary

SonoSite China Limited, a Hong Kong subsidiary

SonoSite Limited, a Hong Kong subsidiary

Sonosite (Shanghai) Co. Ltd., a Chinese subsidiary

SonoSite Singapore Pte. Ltd., a Singapore subsidiary

SonoSite India Pte Limited, an Indian subsidiary

SonoSite Africa Limited, an African subsidiary

SonoSite Equipamentos Medicos Ltda., a Brazilian subsidiary

VisualSonics, Inc., a Canadian subsidiary

VisualSonics BV, a Netherlands subsidiary

VisualSonics SARL, a French subsidiary